Exhibit 32.1

CERTIFICATION PURSUANT TO
EXCHANGE ACT RULE 15d-14(b) AND
18 U.S.C. SECTION 1350

In connection with the Quarterly Report of DigitalPost Interactive, Inc. (the ”Company”) on Form 10-QSB for the period ended June 30, 2007, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Michael Sawtell, Chief Executive Officer, President, and Sole Director of the Company, certify, to the best of my knowledge, pursuant to Exchange Act Rule 15d-14(b) and 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes Oxley Act of 2002, that:

i.      The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

ii.     The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to DigitalPost Interactive, Inc. and will be retained by DigitalPost Interactive, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

DIGITALPOST INTERACTIVE, INC. (Registrant)

August 14, 2007	/s/ Michael Sawtell
Michael Sawtell
Chief Executive Officer, President, and Sole Director